Exhibit 99.1

Priceline.com Acquires Multinational Car Hire

Reservation Service TravelJigsaw LTD

NORWALK, Conn. & MANCHESTER, UK, May 18, 2010 . . . Priceline.com® (NASDAQ: PCLN) announced today that it has acquired Manchester-based TravelJigsaw LTD, a multinational car hire reservation service.  Terms of the deal were not disclosed.  Priceline.com said it intends to retain TravelJigsaw’s current management team, who will maintain a minority ownership stake in the company and continue to manage TravelJigsaw’s operations.

Established in 2004, TravelJigsaw believes that it is the fastest growing online car rental agency in the world.  It offers its car hire services in more than 4,000 locations in 80 countries in North America, South & Central America, Europe, Asia, Australia, the Caribbean, Africa and the Middle East.  Customer support is provided in 20 languages.  Customers using TravelJigsaw can book online through one of TravelJigsaw’s branded websites, or they can reserve their cars by phone.  The company offers a full range of vehicles so international travelers are able to rent cars and vans they are familiar with at home.

“We believe that TravelJigsaw will be a valuable addition to our group of fast-growing international businesses,” said priceline.com President and Chief Executive Officer Jeffery H. Boyd. “TravelJigsaw has a strong management team with a growth strategy that complements our own, and we look forward to working with Greg Wills and his team.”

“International car hire is a very attractive market and TravelJigsaw has established one of the premier brands in the field,” said Glenn Fogel, priceline.com’s Executive Vice President, Corporate Development.  “We are pleased that the TravelJigsaw management team has elected to retain an ownership stake in the company as we move forward together.”

“TravelJigsaw is excited to become part of the Priceline group and will benefit from increased awareness for our brands and resources for our business,” said TravelJigsaw’s Managing Director Gregory Wills.  “We also look forward to working with the teams at Booking.com, priceline.com and Agoda.com to strengthen our offerings and build distribution for our services.”

About Priceline.com® Incorporated

Priceline.com Incorporated (Nasdaq: PCLN) www.priceline.com provides online travel services in 34 languages in over 94 countries in Europe, North America, Asia, the Middle East and Africa. Included in the priceline.com family of companies is Booking.com, a leading international online hotel reservation service, priceline.com, a leading U.S. online travel service for value-conscious leisure travelers, Agoda.com, an Asian online hotel reservation service and TravelJigsaw, a multi-national car hire service.  Priceline.com believes that Booking.com is Europe’s largest and fastest growing hotel reservation service, with a network of affiliated Web sites. Booking.com operates in over 81 countries in 31 languages and offers its customers access to approximately 86,000 participating hotels worldwide.

In the U.S., priceline.com gives customers more ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises than any other Internet travel service. In addition to getting great published prices, leisure travelers can narrow their searches using priceline.com’s TripFilter advanced search technology, customize their search activity through priceline.com’s Inside Track features, create packages to save even more money, and take advantage of priceline.com’s famous Name Your Own Price® service, which can deliver the lowest prices available.  Priceline.com operates the following travel websites: Travelweb.com,

Lowestfare.com, RentalCars.com and BreezeNet.com. Priceline.com also licenses its business model to independent licensees.

Information About Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements reflect the views of the Company’s management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, “may,” “will,” “should,” “could,” “expects,” “does not currently expect,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.

The following factors, among others, could cause the Company’s actual results to differ materially from those described in the forward-looking statements:

• adverse changes in general market conditions for leisure and other travel services as a result of, among other things, decreased consumer spending, general economic downturn, terrorist attacks, natural disasters or adverse weather, the bankruptcy or insolvency of a major airline, or the outbreak of an epidemic or pandemic disease, such as the recent swine flu outbreak;

• adverse changes in the Company’s relationships with airlines and other product and service providers and vendors which could include, without limitation, the withdrawal of suppliers from the priceline.com system (either priceline.com’s “retail” or “opaque” services, or both) and/or the loss or reduction of global distribution fees;

• fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;

• the effects of increased competition, including the potential impact of increased pricing competition initiated by other on-line travel agents in the form of reduced booking fees and/or the launch by competitors of an “opaque” travel offering;

• an adverse outcome in one or more of the hotel occupancy and other tax proceedings in which the Company is involved;

• a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;

• our ability to expand successfully in international markets;

• the ability to attract and retain qualified personnel;

• difficulties integrating recent or future acquisitions, such as the 4th quarter 2007 acquisition of Agoda, including ensuring the effectiveness of the design and operation of internal controls and disclosure controls of acquired businesses;

• the occurrence of an external or internal security breach of our systems or other Internet based systems involving personal customer information, credit card information or other sensitive data;

• systems-related failures and/or security breaches, including without limitation, “denial-of-service” type attacks on our system, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company’s obligations in the event of such a breach; and

•legal and regulatory risks.

For a detailed discussion of these and other factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Press Contact:

Brian Ek 203-299-8167  brian.ek@priceline.com

Investor Relations Contact:

Matthew Tynan 203-299-8487 matt.tynan@priceline.com